Exhibit 99.1

NEWS RELEASE

	Contact:	Scott A. McCurdy
Vice President and CFO
FOR IMMEDIATE RELEASE		Geokinetics Inc.
(713) 850-7600

GEOKINETICS ANNOUNCES DEPARTURE

OF CHIEF ACCOUNTING OFFICER

HOUSTON, TEXAS — March 22, 2010 — Geokinetics Inc. (NYSE Amex: GOK) announced today that Mark A. Hess, Vice President and Chief Accounting Officer, is leaving the Company to pursue other opportunities, effective immediately.  The company has initiated a search for his replacement.  In the interim, Scott McCurdy, our Vice President and Chief Financial Officer, will act as our Chief Accounting Officer.

About Geokinetics Inc.

Geokinetics Inc. is a leading provider of seismic data acquisition, seismic data processing and interpretation services to the oil and gas industry worldwide as well as multi-client seismic data library services in the U.S.  Headquartered in Houston, Texas, Geokinetics is the largest Western contractor acquiring seismic data onshore and in transition zones in oil and gas basins around the world. Geokinetics has the crews, experience and capacity to provide cost-effective world class data to its North American and international clients.   For more information on Geokinetics, visit www.geokinetics.com.

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